UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) April 15, 2003

eFunds Corporation

(Exact name of registrant as specified in its charter)

Gainey Center II, Suite 300 8501 North Scottsdale Road Scottsdale, Arizona (Address of principal executive offices)	85253 (Zip Code)

Registrant’s telephone number, including area code: 480-629-7700

Commission File Number 0-30791

Delaware	39-1506286
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

               The following exhibits are filed with this report:

Exhibit Number	Description	Method of Filing

99.1	Press Release, dated April 15, 2003	Filed herewith

Item 9. Regulation FD Disclosure

On April 15, 2003, the Company issued a press release announcing that its results for the first quarter of 2003 were consistent with its internal expectations and provided support for its previous guidance regarding its expected results for the full 2003 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)

Date: April 16, 2003	/s/ Paul F. Walsh

Chief Executive Officer and Chairman (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit Number	Description	Page No.

99.1	Press Release, dated April 15, 2003